                                                                    Exhibit 5.1

                       [VINSON & ELKINS L.L.P. LETTERHEAD]



                                  June 9, 1998


Marine Drilling Companies, Inc.
One Sugar Creek Center Boulevard
Suite 600
Sugar Land, Texas  77478

Ladies and Gentlemen:

     We have acted as counsel to Marine Drilling Companies, Inc., a Texas corporation ("Marine"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on even date herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (a) Marine's (i) unsecured debt securities ("Debt Securities"), in one or more series, which may be senior, senior subordinated or subordinated in priority of payment, certain of which may be convertible or exchangeable into common stock, par value $.01 per share, of Marine ("Common Stock") (including the attached preferred share purchase rights); (ii) warrants to purchase Common Stock ("Warrants"); (iii) shares of preferred stock, par value $.01 per share, of Marine ("Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities; (iv) shares of Common Stock; and (v) guarantees by certain subsidiaries of Marine named in the Registration Statement (the "Subsidiary Guarantors") with respect to the Debt Securities (the "Guarantees") (such Debt Securities, Preferred Stock, Warrants, Common Stock and Guarantees are collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $223,770,500.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation and Bylaws of Marine, each as amended to the date hereof, (ii) the Indenture (the "Senior Indenture") to be entered into between Marine, the Subsidiary Guarantors and Chase Bank of Texas, National Association, as Trustee, in the form included as an exhibit to the Registration Statement, (iii) the Subordinated Indenture (the "Subordinated Indenture") to be entered into between Marine, the Subsidiary Guarantors and Chase Bank of Texas, National Association, in the form included as an exhibit to the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Marine Drilling Companies, Inc.
Page 2
June 9, 1998

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Marine and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that:

     1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of Marine or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Marine and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Marine; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Marine, enforceable against Marine in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

     2. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Marine and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Marine; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon

Marine Drilling Companies, Inc.
Page 3
June 9, 1998

payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Marine, enforceable against Marine in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

     3. With respect to Guarantees issued by any Subsidiary Guarantor with respect to any Debt Securities, when (i) the board of directors of each Subsidiary Guarantor has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (ii) the terms of such Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor; and (iii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of such Subsidiary Guarantor, such Guarantees will be legally issued and will constitute valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms.

     4. With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Texas as required under
Article 2.13 of the TBCA; and (ii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     5. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the

Marine Drilling Companies, Inc.
Page 3
June 9, 1998



Common Stock and, in the case of shares of Common Stock issued upon the conversion, exchange or exercise of another security, the consideration specified in Article 2.15E of the TBCA), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     6. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by Marine and the warrant agent appointed by Marine; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be duly authorized and validly issued.

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable or public policy principles, and (ii) with respect to any Debt Securities (and related Guarantees) denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgement in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning the validity or enforceability of any provisions contained in the Senior Indenture or the Subordinated Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

     The foregoing opinions are limited in all respects to the laws of the State of Texas, the laws of the State of New York, the Delaware General Corporation Law and federal laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,


                                          VINSON & ELKINS L.L.P.